SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2003

Smith & Wesson Holding Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	029015 (Commission File Number)	87-0543688 (I.R.S. Employer Identification No.)

14500 N. Northsight Blvd., Suite 116
Scottsdale, Arizona 85260
(Address of principal executive offices)

480.949.9700
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES
Exhibit Index
EX-16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous independent accountants

(i)	On February 24, 2003, Smith & Wesson Holding Corporation (the “Registrant”) notified Stonefield Josephson, Inc. of its dismissal as the Registrant's independent accountants effective upon the date of completion of services related to the Registrant’s Form 10-QSB for the period ended January 31, 2003 (the “Effective Date”). The Registrant’s Audit Committee and the Board of Directors participated in and approved the decision to change independent accountants.

(ii)	The reports of Stonefield Josephson, Inc. on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, however, the consolidated financial statements for December 31, 2000 included an explanatory paragraph wherein they expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(iii)	In connection with its audits for the two most recent fiscal years and through March 3, 2003, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Stonefield Josephson, Inc. would have caused them to make reference thereto in their report on the financial statements for such years.

(iv)	The Registrant has requested that Stonefield Josephson, Inc. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 3, 2003, is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants

(i)	The Registrant engaged PricewaterhouseCoopers LLP, as its new independent accountants effective as of the Effective Date. During the two most recent fiscal years and through March 3, 2003, the Registrant has not consulted with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as the term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 3, 2003
SMITH & WESSON HOLDING CORPORATION,
a Nevada corporation

By: /s/ Mitchell A. Saltz
Mitchell A. Saltz, CEO, Director

Exhibit Index

Exhibit No.	Description

16.	Letter from Stonefield Josephson, Inc. to SEC dated March 3, 2003.